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Exhibit 32.2

Certification of Chief Financial Officer of GFI Group Inc.
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of GFI Group Inc. (the "Company") on Form 10-Q for the nine months ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Peers, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2008

/s/ JAMES A. PEERS
James A. Peers Chief Financial Officer

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  Exhibit 32.2
Certification of Chief Financial Officer of GFI Group Inc. Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002